GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
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                                                                      EXHIBIT 15

To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina

We are aware of the incorporation by reference in the Registration Statement Number 33-43797 on Form S-8 dated November 5, 1991, Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993, Registration Statement Number 33-80464 on Form S-8 dated June 17, 1994, Registration Statement Number 33-88818 on Form S-4, dated March 24, 1995 (amended by Post Effective Amendment Number 1 on Form S-8 dated March 25, 1996), Registration Statement Number 333-04635 on Form S-8 dated May 28, 1996, Registration Statement Number 333-15845 on Form S-4 dated November 8, 1996 (amended by Post-Effective Amendment Number 1 on Form S-8 dated January 30, 1997), Registration Statement Number 333-38169 on Form S-8 dated October 17, 1997 and Registration Statement Number 333-39717 on Form S-8 dated November 7, 1997 of our report dated April 17, 1998 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. and subsidiaries which are included in its Form 10-Q for the quarter ended March 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 or the Securities Act of 1933.


                                                    Ernst & Young LLP

Charlotte, North Carolina
April 17, 1998